U.S. DIAGNOSTIC LABS INC. AND SUBSIDIARIES
                                                                      EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                               Three Months Ended June 30,              Six Months Ended June 30,
                                                               ----------------------------           ----------------------------
                                                                1996                  1995              1996                   1995
                                                                ----                  ----              ----                  ----
PRIMARY EARNINGS PER SHARE:
- ---------------------------

    Weighted average shares outstanding (1)                         7,572             4,230              6,895              4,131
    Dilutive effect of assumed warrant conversion                   7,791                 -              2,782                  -
    Dilutive effect of actual warrant conversion                      696                 -                815                  -
                                                                    -----             -----              -----              -----

Primary weighted average shares of common stock
    and common stock equivalents outstanding                       16,059             4,230             10,492              4,131
                                                                   ======             =====             ======              =====

Net Income                                                         $2,511               606              4,601              1,203
Adjustments to net income for interest savings                        810                 -              1,048                  -
                                                                    -----             -----              -----              -----
    Adjusted net income                                            $3,321               606              5,649              1,203

Earnings per share - primary                                         $.21              $.14               $.54               $.29

FULLY DILUTED EARNINGS PER SHARE:
- ---------------------------------
    Weighted average shares outstanding (1)                         7,572             4,230              6,895              4,131
    Dilutive effect of assumed warrant conversion                   7,791             4,972              7,791              4,972
    Dilutive effect of actual warrant conversion                      892                 -              1,115                  -
    Dilutive effect of assumed conversion -
     convertible debt                                               6,799                 -              3,469                  -
                                                                    -----              ----              -----              -----


Fully diluted weighted average shares of common
stock and common stock equivalents outstanding                     23,054             9,202             19,270              9,103
                                                                   ======             =====             ======              =====

       Net Income                                                $  2,511          $    606           $  4,601            $ 1,203

Adjustments to net income for interest savings                      1,499               775              2,144              1,546
                                                                    -----             -----              -----              -----

       Adjusted Net Income                                         $4,010            $1,381             $6,745             $2,749

       Earnings Per Share - Fully Diluted                            $.17              $.15               $.35               $.30

(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to paragraph 40 of APB Opinion No. 15 because it may produce anti-dilution. For the 1995 periods the effects of common stock equivalents was anti-dilutive and therefore excluded from the calculation of earnings per share.